Exhibit 10.8

SECOND AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This Second Amendment to Loan and Security Agreement is entered into as of December 1, 2017 (the "Amendment"), by and between SellPoints, Inc. ("Borrower"), Montage Capital II, L.P. ("Montage") and Partners for Growth IV, L.P. ("PFG"). Each of Montage and PFG are also referred to as a "Lender" and collectively referred to as the "Lenders".

RECITALS

Borrower and Lenders are parties to that certain Loan and Security Agreement dated as of September 29, 2016 and as amended from time to time, including pursuant to that certain First Amendment to Loan and Security Agreement dated as of February 17, 2017 (collectively, the "Agreement"). Borrower has informed Lenders of its intention to enter into an agreement with ConversionPoint Technologies, Inc. ("Parent") pursuant to which Borrower shall become a wholly owned Subsidiary of Parent (the "Proposed Transaction"). Borrower has requested that Lenders consent to the Proposed Transaction, and Lenders have agreed to provide its consent subject to the terms set forth herein, and to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.          With reference to Section 6.7 of the Agreement, and subject to all of the terms and conditions set forth herein, Lenders hereby (i) consent to the Change in Control resulting from the acquisition of Borrower by Parent pursuant to that certain Agreement and Plan of Merger dated as of the date hereof, by and among Parent, Borrower, and the other parties named therein (the "Acquisition Agreement"); and (ii) acknowledge and agree that all warrants issued by Borrower in connection with the Agreement shall, effective upon of the Closing (as defined in the Acquisition Agreement) and the satisfaction of the condition set forth in Section 14(e) below, automatically terminate and be of no further force or effect.

2.          Borrower acknowledges and agrees that the aggregate outstanding principal amount of the Advances owing to Lenders as of the date hereof is $3,883,000 and no further Advances shall be made to Borrower under the existing terms set forth in the Agreement. Notwithstanding the foregoing, Borrower and Lenders may mutually agree upon future loans to be made after the date hereof; and Parent shall not need to consent to (and shall not have any rights to reject or block) such future financings.

3.          The third sentence in Section 1.2(a) of the Agreement is amended and restated in its entirety to read as follows:

In addition to such interest payments, Borrower shall make monthly principal payments to Lenders in the amount of (i) $25,000 on each of February 1, 2018 and March 1, 2018, (ii) $50,000 on each of April 1, 2018 and May 1, 2018, and (iii) $75,000 on the first day of each month thereafter.

4.          The following is added as a new Section 1.5 to the end of Section 1 of the Agreement:

1.5           Deferred Fee. Borrower acknowledges and agrees that, in connection with Borrower becoming a wholly owned Subsidiary of ConversionPoint Technologies, Inc. ("Parent"), Borrower owes an aggregate fee in the amount of $400,000 with respect to Section 1.6 of each of the warrants issued by Borrower in connection with this Agreement (the "Deferred Fee"), and Lenders have agreed to defer the payment thereon. Borrower shall pay the Deferred Fee on the earlier of (i) the date the Advances are repaid in full or become due and payable, (ii) any Change in Control, or (iii) the a sale, lease or other disposition of all or a material portion of the assets of Borrower or Parent.

5.          Section 5.3 of the Agreement is amended and restated in its entirety to read as follows

5.3           Financial Covenants.

(a)          Minimum Cash. Borrower shall maintain at least $375,000 in unrestricted cash in its account(s) that are subject to an account control agreement in favor of Lenders, in form and substance satisfactory to Lenders.

(b)          Adjusted EBITDA. Borrower's maximum Adjusted EBITDA loss for the trailing three month periods ending on the dates set forth below shall not exceed the amount set forth below:

Trailing 3 month period ending on:	Maximum Adjusted EBITDA Loss
September 30, 2017	$(120,000)
October 31, 2017	$(120,000)
November 30, 2017	$(50,000)
December 31, 2017	$(50,000)
January 31, 2018	$(70,000)
February 28, 2018	$(126,000)
March 31, 2018	$(126,000)
April 31, 2018	$(86,000)

6.          The following is added as a new Section 5.11 to the end of Section 6 of the Agreement:

5.11         Post-Acquisition Covenants. Borrower shall provide to Lenders the 409A valuation report with respect to Parent's common stock that is completed on or before March 31, 2018 (the "Next 409A"), and in the event that the fair market value of Parent's common stock as set forth in the Next 409A (the "New FMV Price") is less than the per share price of Parent's common stock used to determine the issuance of Parent's common stock to Lenders upon the closing of Parent's acquisition of Borrower, then Borrower shall cause Parent to promptly, and in any event no later than thirty days after the completion of the Next 409A, issue additional shares of Parent's common stock such that the aggregate number of shares issued to Lenders shall equal $176,000 divided by the New FMV Price.

7.          Section 6.3 of the Agreement is amended and restated in its entirety:

6.3           Distributions. Make any distributions or pay any dividends to any Person on account of any equity ownership interest in Borrower, or make any payment on account of or in redemption, retirement or purchase of any capital stock of Borrower or any Subsidiary.

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8.          The following is added as a new Section 6.11 to the end of Section 6 of the Agreement:

6.11         Parent Related Transactions. Without limiting any of the foregoing covenants, Borrower shall not make any investments in, provide any loans to, or upstream or transfer any cash or other property (including intellectual property) to, Parent or any Affiliate of Parent.

9.          The following definitions set forth in Section 14 of the Agreement are amended and restated in their entirety to read as follows:

"Change in Control" shall mean a transaction in which (i) Parent ceases to own all of the capital stock of Borrower; or (ii) any "person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of Borrower ordinarily entitled to vote in the election of directors, empowering such "person" or "group" to elect a majority of the Board of Directors of Parent, who did not have such power before such transaction.

"Maturity Date" means the earlier of a (i) Change in Control or (ii) May 31, 2018.

10.         Exhibit A to the Agreement is replaced in its entirety with the Exhibit A attached hereto.

11.         Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Lender under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

12.         Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

13.         This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf' format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf' signature page were an original hereof.

14.         As a condition to the effectiveness of this Amendment, Lender shall have received, in form and substance satisfactory to Lender, the following:

(a)          this Amendment, duly executed by Borrower;

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(b)          payment of an amendment fee equal to $18,500 (to be allocated between the Lenders in accordance with their respective Pro Rata Share), plus an amount equal to all Lender Expenses incurred through the date of this Amendment; and

(c)          copies of the duly executed Acquisition Agreement, together with all schedules and exhibits;

(d)          evidence of Borrower's receipt of cash proceeds of at least $750,000 in the form of a capital contribution by Parent;

(e)          Lenders' receipt of [19,110] shares of Parent's common stock;

(f)          such other documents, and completion of such other matters, as Lender may reasonably deem necessary or appropriate.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

BORROWER:

SELLPOINTS, INC.

By:	/s/ Brian O’Keefe

Name:	Brian O’Keefe

Title:	CEO

LENDERS:

MONTAGE CAPITAL II, L.P.

By:	/s/ Michael J. Rose

Name:	Michael J. Rose

Title:	Managing Director

PARTNERS FOR GROWTH IV, L.P.

By:	/s/ Geoffrey Allan

Name:	Geoffrey Allan

Title:	Manager, Partners for Growth IV, LLC its General Partner

The undersigned acknowledges and agrees to the terms of this Amendment.

"PARENT"

CONVERSIONPOINT TECHNOLOGIES, INC.

By:	/s/ Robert Tallack

Name:	Robert Tallack

Title:	CEO

EXHIBIT A
COMPLIANCE CERTIFICATE

Note:    Please send all required reporting to:

Montage Capital II, L.P.	and	Partners For Growth IV, L.P.
900 East Hamilton Avenue, Suite 100		150 Pacific Avenue
Campbell, CA 95008		San Francisco, CA 94111
Fax: (408) 659-2318		Attn: Chief Financial Officer
Email: mrose@montagecapital.com		Fax (415) 781-0510; email: notices@pfgrowth.com

BORROWER: SellPoints Inc.

The undersigned authorized officer of SellPoints Inc. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Lenders (the “Agreement”). Borrower is in complete compliance for the period ending __________________ with all required covenants, except as noted below; and all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof (provided that any representations and warranties expressly referring to a specific date shall be true and correct in all material respects as of such specific date), except as noted below.

Attached herewith are the required documents supporting the above certification. The authorized officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except (i) as explained in an accompanying letter or footnotes and (ii) with respect to unaudited financial statements, for the absence of footnotes and subject to year-end audit adjustments.

Please indicate compliance status by circling Yes/No under “Complies” column.

REPORTING COVENANT	REQUIRED	COMPLIES
Monthly financial statements	Monthly within 30 days	Yes	No
A/R & A/P Agings	Monthly within 30 days	Yes	No
Deferred revenue schedule	Monthly within 30 days	Yes	No
Compliance Certificate	Monthly within 30 days	Yes	No
Annual financial statements (CPA Audited)	FYE within 180 days	Yes	No
Annual financial projections for upcoming year	Within 30 days of FYE	Yes	No
Tax returns	Within 15 days of filing	Yes	No

FINANCIAL COVENANTS	REQUIRED	ACTUAL	COMPLIES

Minimum Unrestricted Cash	$375,000	$	Yes	No

Maximum Adjusted EBITDA Loss for 3 month period ending on:
September 30, 2017	$(120,000)	$	Yes	No
October 31, 2017	$(120,000)	$	Yes	No
November 30, 2017	$(50,000)	$	Yes	No
December 31, 2017	$(50,000)	$	Yes	No
January 31, 2018	$(70,000)	$	Yes	No
February 28, 2018	$(126,000)	$	Yes	No
March 31, 2018	$(126,000)	$	Yes	No
April 31, 2018	$(86,000)	$	Yes	No
	$1	$	Yes	No

Please attach any comments as additional pages.

SellPoints Inc.

Signature

Name

Title

Date